UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): April 10, 2008

Asia Global Holdings Corp.
(Exact name of Registrant as specified in its charter)

NEVADA	333-64804	75-3026459
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

1601-1604 CRE Centre 889 Cheung Sha Wan Road Kowloon, Hong Kong (Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 213-243-1503

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)   On April 10, 2008, our management and Board of Directors determined to restate the Company’s previously issued financial statements for the year ended December 31, 2006. Accordingly, management has concluded that such previously issued financial statements, including the auditors’ report issued by its former independent registered public accounting firm, should no longer be relied upon.  The Company’s restated financial statements will be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

The restatement is the result of our receipt of comments from the staff of the Securities and Exchange Commission, and following consultation with our management, legal and financial advisors, and both our current and former independent registered accounting firms. Specifically, management has determined the cost resulting from a share-based payment transaction consummated pursuant to an Employment Agreement dated August 18, 2006, and recognized in the previously issued financial statements was inappropriately valued and that the specific measurement objectives of FAS123R should have been applied to fair value the transaction based on the share price at the grant date and other pertinent factors.

Management has discussed with HLB Hodgson Impey Cheng (“HLB”), the Company’s former independent registered public accounting firm for the fiscal year ended December 31, 2006, the matters disclosed in this Form 8-K pursuant to this Item 4.02(a).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GLOBAL HOLDINGS CORP.

Dated: April 14, 2008	By:	/s/ Michael Mak
Michael Mak, Chief Executive Officer and Interim Chief Financial Officer